TRANSITION PROPERTY SERVICING AGREEMENT

                                     between

                           CPL TRANSITION FUNDING LLC

                                   Note Issuer

                                       and

                         CENTRAL POWER AND LIGHT COMPANY

                                    Servicer


                      Dated as of ___________________, 2000





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                                TABLE OF CONTENTS

                                                                           Page

         ARTICLE I.........................................DEFINITIONS      1

         ARTICLE II.......................APPOINTMENT AND AUTHORIZATION     2
         SECTION 2.01.  Appointment of Servicer; Acceptance of Appointment..2
         SECTION 2.02.  Authorization.......................................2
         SECTION 2.03.  Dominion and Control Over the Transition Property...2

         ARTICLE III...................................BILLING SERVICES     3
         SECTION 3.01.  Duties of Servicer..................................3
         SECTION 3.02.  Servicing and Maintenance Standards.................4
         SECTION 3.03.  Certificate of Compliance...........................5
         SECTION 3.04.  Annual Report by Independent Public Accountants.....5

         ARTICLE IV.............SERVICES RELATED TO TRUE-UP ADJUSTMENTS     6
         SECTION 4.01.  True-Up Adjustments.................................6
         SECTION 4.02. Limitation of Liability..............................8
         SECTION 4.03  Monitoring of Third-Party Collectors............ ....9

         ARTICLE V.............................THE TRANSITION PROPERTY      11
         SECTION 5.01.  Custody of Transition Property Records..............11
         SECTION 5.02.  Duties of Servicer as Custodian.....................11
         SECTION 5.03.  Instructions; Authority to Act......................12
         SECTION 5.04.  Custodian's Indemnification.........................12
         SECTION 5.05.  Effective Period and Termination....................13

         ARTICLE VI........................................THE SERVICER     13
         SECTION 6.01. Representations and Warranties of Servicer...........13
         SECTION 6.02.  Indemnities of Servicer; Release of Claims..........15
         SECTION 6.03. Merger or Consolidation of, or Assumption of the
                       Obligations of,Servicer..............................16
         SECTION 6.04. Limitation on Liability of Servicer and Others.......17
         SECTION 6.05.  CPL Not to Resign as Servicer.......................17
         SECTION 6.06.  Servicing Compensation..............................17
         SECTION 6.07.  Compliance with Applicable Law......................18
         SECTION 6.08.  Access to Certain Records and Information
                        Regarding Transition Property.......................18
         SECTION 6.09.  Appointments........................................18
         SECTION 6.10.  No Servicer Advances................................19
         SECTION 6.11.  Remittances.........................................19
         SECTION 6.12.  Maintenance of Operations...........................20

         ARTICLE VII............................................DEFAULT     20
         SECTION 7.01.  Servicer Default....................................20
         SECTION 7.02.  Appointment of Successor............................22
         SECTION 7.03.  Waiver of Past Defaults.............................22
         SECTION 7.04.  Notice of Servicer Default..........................22

         ARTICLE VIII...........................MISCELLANEOUS PROVISIONS    23
         SECTION 8.01. Amendment............................................23
         SECTION 8.02.  Maintenance of Accounts and Records.................24
         SECTION 8.03.  Notices.............................................24
         SECTION 8.04.  Assignment..........................................25
         SECTION 8.05.  Limitations on Rights of Others.....................25
         SECTION 8.06.  Severability........................................25
         SECTION 8.07.  Separate Counterparts...............................25
         SECTION 8.08.  Headings............................................25
         SECTION 8.09.  Governing Law.......................................25
         SECTION 8.10.  Assignment to Indenture Trustee.....................25
         SECTION 8.11.  Nonpetition Covenants...............................25
         SECTION 8.12.  Limitation of Liability.............................26



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                               EXHIBITS AND SCHEDULES

         Exhibit A                  Form of Monthly Servicer's Certificate
         Exhibit B                  Form of Certificate of Compliance
         Exhibit C                  Form of Annual True-Up Mechanism
                                       Advice Letter
         Exhibit D                  Form of Interim True-Up Mechanism
                                       Advice Letter
         Exhibit E                  Form of Servicer Certificate
         Schedule 4.01(a)           Expected Amortization Schedule
         Schedule 6.01(f)           No Proceedings


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                                     ANNEXES

         Annex I..         Servicing Procedures


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                  This   TRANSITION    PROPERTY   SERVICING    AGREEMENT   (this
"Agreement"), dated as of ____________, 2000, is between CPL Transition Funding LLC, a Delaware limited liability company (the "Note Issuer"), and Central Power and Light Company, a Texas corporation, as Servicer (the "Servicer").


                                    RECITALS

                  WHEREAS, pursuant to the Securitization Law and the Initial Financing Order, the Seller and the Note Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Note Issuer is purchasing certain Transition Property created pursuant to the Securitization Law and the Initial Financing Order described therein, and the Seller may sell other Transition Property to the Note Issuer pursuant to the Sale Agreement.

                  WHEREAS, in connection with its ownership of the Transition Property and in order to collect the associated Transition Charges, the Note Issuer desires to engage the Servicer to carry out the functions described herein. The Servicer currently performs similar functions for itself with respect to its own charges to its customers and may in the future perform such functions for others. In addition, the Note Issuer desires to engage the Servicer to act on its behalf in obtaining Annual True-Up Adjustments and Interim True-Up Adjustments from the PUCT. The Servicer desires to perform all of these activities on behalf of the Note Issuer.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01.  Definitions.

                  (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Note
Issuer and [ ], as the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.



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                  (c) The words  "hereof,"  "herein,"  "hereunder"  and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

                  (e) Non-capitalized terms used herein which are defined in the Utilities Code shall, as the context requires, have the meanings assigned to such terms in the Utilities Code, but without giving effect to amendments to the Utilities Code after the date hereof which have a material adverse effect on the
Note Issuer or the Holders.


                                   ARTICLE II
                          APPOINTMENT AND AUTHORIZATION

                  SECTION 2.01. Appointment of Servicer; Acceptance of Appointment. Subject to Section 6.05 and Article VII, the Note Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Note Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

                  SECTION 2.02. Authorization. With respect to all or any portion of the Transition Property, the Servicer shall be, and hereby is, authorized and empowered by the Note Issuer to (a) execute and deliver, on behalf of itself and/or the Note Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Note Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the PUCT. The Note Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Note Issuer and shall furnish the Servicer with such other documents as may be in the Note Issuer's possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Upon the Servicer's written request, the Note Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.



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                  SECTION  2.03.   Dominion  and  Control  Over  the  Transition
Property. Notwithstanding any other provision herein, the Note Issuer shall have dominion and control over the Transition Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Note Issuer with respect to the Transition Property and the Transition Property Records. The Servicer shall not take any action that is not authorized by this Agreement, that is not consistent with its customary procedures and practices, or that shall materially impair the rights of the Note Issuer in the Transition Property, in each case unless such action is required by applicable law.


                                   ARTICLE III
                                BILLING SERVICES

                  SECTION 3.01. Duties of Servicer. The Servicer, as agent for the Note Issuer, shall have the following duties:

                  (a) Duties of Servicer Generally. The Servicer's duties in general shall include management, servicing and administration of the Transition Property; obtaining meter reads, calculating usage (including demand and including any such usage by Customers served by a
         REP), billing, collections and posting of all payments in respect of the Transition Property; responding to inquiries by Customers, REPs, the PUCT, or any other Governmental Authority with respect to the Transition Property; delivering Bills to Customers and REPs, investigating and handling delinquencies, processing and depositing collections and making periodic remittances; furnishing periodic reports to the Note Issuer, the Indenture Trustee and the Rating Agencies; making all filings with the PUCT as may be necessary to perfect the Note Issuer's ownership interests in and the Indenture Trustee's lien on the Transition Property, and taking all necessary action in connection with True-Up Adjustments as set forth herein. Certain of the duties set forth above may be performed by REPs pursuant to REP Service Agreements. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any PUCT Regulations as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time. For the avoidance of doubt, the term usage when used herein refers to both kilowatt hour consumption and kilowatt demand.

                  (b)  Reporting Functions.

                      (i) Monthly Servicer's Certificate. On or before the [_________] calendar day of each month (or if such day is not a Servicer Business Day, on the immediately preceding Servicer Business Day), the Servicer shall prepare and deliver to the
                  Note Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit A hereto (a "Monthly Servicer's Certificate") setting forth certain information relating to TC Payments received by the Servicer during the Collection Period immediately preceding such date.



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                      (ii)  Notification of Laws and  Regulations.  The Servicer
                  shall immediately notify the Note Issuer, the Indenture Trustee and the Rating Agencies in writing of any Requirements of Law or PUCT Regulations hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

                     (iii) Other Information. Upon the reasonable request of the
                  Note Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Note Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Transition Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Note Issuer, the Indenture Trustee or the Rating Agencies to
                  monitor the performance by the Servicer hereunder. In addition, so long as any of the Notes of any Series are outstanding, the Servicer shall provide the Note Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Transition Charges applicable to each TC Customer Class.

                      (iv) Preparation of Reports to be Filed with the SEC. The Servicer shall prepare any reports required to be filed by the
                  Note Issuer under the securities laws, including a copy of each Servicer's Certificate described in Section 4.01(c)(ii), the annual Certificate of Compliance described in Section 3.03, and the Annual Accountant's Report described in Section 3.04.

                  SECTION 3.02. Servicing and Maintenance Standards. On behalf of the Note Issuer, the Servicer shall (a) manage, service, administer and make collections in respect of the Transition Property with reasonable care and in accordance with applicable Requirements of Law, including all applicable PUCT Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Transition Property and to bill and collect the Transition Charges; (d) comply with all Requirements of Law including all applicable PUCT Regulations and guidelines, applicable to and binding on it relating to the Transition Property; and (e) file all PUCT notices described in the Securitization Law and file and maintain the effectiveness of UCC financing statements with respect to the property transferred from time to time under the Sale Agreement. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Transition Property, which, in the Servicer's judgment, may include the taking of legal action, at the Note Issuer's expense but subject to the priority of payment set forth in Section 8.02(d) of the Indenture.

                  SECTION 3.03. Certificate of Compliance. The Servicer shall deliver to the Note Issuer, the Indenture Trustee and the Rating Agencies on or before [June 30] of each year, commencing [June 30, 2001] to and including the [June 30] succeeding the Retirement of the Notes, an Officer's Certificate substantially in the form of Exhibit B hereto (a "Certificate of Compliance"), stating that: (i) a review of the activities of the Servicer during the twelve months ended the preceding [March 31] (or, in the case of the first Certificate of Compliance to be delivered on or before [June 30, 2001] , the period of time from the date of this Agreement until [March 31, 2001]) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under this Agreement throughout such twelve months (or, in the case of the Certificate of Compliance to be delivered on or before [June 30, 2001], the period of time from the date of this Agreement until [March 31, 2001]), or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  SECTION 3.04. Annual Report by Independent Public Accountants.
(a) The Servicer, at its own expense in partial consideration of the Servicing Fee paid to it, shall cause a firm of independent certified public accountants (which may provide other services to the Servicer or the Seller) to prepare, and the Servicer shall deliver to the Note Issuer, the Indenture Trustee and the Rating Agencies, a report addressed to the Servicer (the "Annual Accountant's Report"), which may be included as part of the Servicer's customary auditing activities, for the information and use of the Note Issuer, the Indenture Trustee and the Rating Agencies on or before [June 30] of each year, beginning [June 30, 2001] to and including the [June 30] succeeding the Retirement of the Notes, to the effect that such firm has performed certain procedures, agreed between the Servicer and such accountants, in connection with the Servicer's compliance with its obligations under this Agreement during the preceding twelve months ended [March 31] (or, in the case of the first Annual Accountant's Report to be delivered on or before [June 30, 2001], the period of time from the date of this Agreement until [March 31, 2001]), identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Note Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Note Issuer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

                  (b) The Annual Accountant's Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                                   ARTICLE IV
                     SERVICES RELATED TO TRUE-UP ADJUSTMENTS

                  SECTION 4.01. True-Up Adjustments. From time to time, until the Retirement of the Notes, the Servicer shall identify the need for Annual True-Up Adjustments, Interim True-Up Adjustments and Special True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

                  (a)  Expected  Amortization  Schedule.  The  initial  Expected
         Amortization Schedule is attached hereto as Schedule 4.01(a). In connection with the Note Issuer's issuance of any additional Series of Notes after the Closing Date, the Servicer, on or prior to the Series Issuance Date therefor, shall revise the Expected Amortization Schedule to add the requisite information for each new Series of Notes and set forth, as of each Payment Date through the scheduled Retirement of the Notes, the aggregate principal amounts of the Notes of all Series, including such additional Series, expected to be outstanding on such Payment Date. If the Expected Amortization Schedule is revised as set forth above, the Servicer shall send a copy of such revised Expected Amortization Schedule to the Note Issuer, the Indenture Trustee and the Rating Agencies promptly thereafter.

                  (b)  True-Up Adjustments.

                           (i) Annual True-Up Adjustments and Filings. Each year
                  no later than [_________], the Servicer shall: (A) update the data and assumptions underlying the calculation of the Transition Charges, including projected electricity usage during the next Calculation Period for each TC Customer Class and including interest and estimated expenses and fees of the
                  Note Issuer to be paid during such period, the Weighted Average Days Outstanding and write-offs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; (C) determine the Transition Charges to be allocated to each TC Customer Class during the next Calculation Period based on such Periodic Billing Requirement and the terms of the applicable Financing Orders and the Tariffs filed pursuant thereto; (D) make all required notice and other filings with the PUCT to reflect the revised Transition Charges, including any Amendatory Tariffs, and (E) take all reasonable actions and make all reasonable efforts to effect such Annual True-Up Adjustment and to enforce the provisions of the Securitization Law and the applicable Financing Orders. The Servicer shall implement the revised Transition Charges, if any, resulting from such Annual True-Up Adjustment as of the Annual True-Up Adjustment Date.

                           (ii) Interim True-Up  Adjustments  and Filings.  Each
                  year no later than [____] Servicer Business Days prior to each Payment Date, the Servicer shall compare the anticipated Unrecovered Balance, as of such Payment Date and after giving effect to payments to be made on such Payment Date, to the Projected Unrecovered Balance as of such Payment Date. If the Servicer determines that such Unrecovered Balance will exceed 105% of such Projected Unrecovered Balance and will be less than 95% of such Projected Unrecovered Balance and if any Outstanding Series of Notes which matures after ___, 20__, will not have been paid in full by its Expected Final Payment Date, then the Servicer shall: (A) update the data and assumptions underlying the calculation of the Transition Charges, including projected electricity usage during the next Calculation Period for each TC Customer Class and including interest and estimated expenses and fees of the Note Issuer to be paid during such period, the rate of delinquencies and write-offs; (B) determine the Periodic Payment Requirement and Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; (C) determine the Transition Charges to be allocated to each TC Customer Class during the next Calculation Period based on such Periodic Billing Requirement and the terms of the applicable Financing Orders and the Tariffs filed pursuant thereto; (D) make all required notice and other filings with the PUCT to reflect the revised Transition Charges, including any Amendatory Tariffs, and (E) take all reasonable actions and make all reasonable efforts to effect such Interim True-Up Adjustment and to enforce the Securitization Law and the applicable Financing Orders. The Servicer shall implement the revised Transition Charges, if any, resulting from such Interim True-Up Adjustment on the Interim True-Up Adjustment Date.

                           (iii) Special True-Up Adjustments and Filings. In the
                  event that a Special True-Up Adjustment is required pursuant to an order of the PUCT which has become final, the Servicer will recalculate the Transition Charges to reallocate such Transition Charges among TC Customer Classes in accordance with the requirements of such order and shall implement the revised Transition Charges resulting from such Special True-Up Adjustment within 45 days of such order becoming final and nonappealable.

                  (c)      Reports.

                           (i) Notification of Amendatory Tariff Filings and True-Up Adjustments. Whenever the Servicer files an Amendatory Tariff with the PUCT or implements revised Transition Charges with notice to the PUCT without filing an Amendatory Tariff if permitted by any applicable Financing Order, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents which, in the Servicer's reasonable judgment, are material to the adjustments effected by such Amendatory Tariff or notice) to the Note Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Transition Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Note Issuer the Indenture Trustee and each Rating Agency by the end of the Second Servicer Business Day after such applicable date.

                           (ii) Servicer's Certificate. Not later than five Servicer Business Days prior to each Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit E hereto (the "Servicer's Certificate") to the
                  Note Issuer, the Indenture Trustee and the Rating Agencies.

                           (iii) Reports to Customers.

                           (A) After  each  revised  Transition  Charge has gone
                  into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable PUCT Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Transition Charges.

                           (B)  In  addition,  at  least  once  each  year,  the
                  Servicer shall (to the extent that it does not include the notice described below in the Bills regularly sent to Applicable REPs or Customers) cause to be prepared and delivered to REPs and such Customers a notice stating, in effect, that the Transition Property and the Transition Charges are owned by the Note Issuer and not the Seller. The Servicer shall cause each Applicable REP, at least once each year, to include similar notices in the bills sent by Applicable REPs to Customers indicating additionally that the Transition Charges are not owned by the REP. Such notice shall be included either as an insert to or in the text of the Bills delivered to such Customers or shall be delivered to Customers by electronic means or such other means as the Servicer or the Applicable REP may from time to time use to communicate with their respective customers.

                           (C) Except to the extent that applicable PUCT Regulations make the Applicable REP responsible for such costs, or the Applicable REP has otherwise agreed to pay such costs, the Servicer shall pay from its own funds all costs of preparation and delivery incurred in connection with clauses
                  (A) and (B) above, including printing and postage costs as the same may increase or decrease from time to time.

                           (iv) REP Reports.  The Servicer  shall provide to the
                  Rating Agencies, upon request, any publicly available reports filed by the Servicer with the PUCT (or otherwise made publicly available by the Servicer) relating to REPs and any other non-confidential and non-proprietary information relating to REPs reasonably requested by the Rating Agencies.

                  SECTION 4.02. Limitation of Liability. (a) The Note Issuer and the Servicer expressly agree and acknowledge that:

                  (i) In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

                  (ii) Neither the Servicer nor the Note Issuer is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer's failure to file the applications required by Section 4.01 in a timely and correct manner or other breach by the Servicer of its duties under this Agreement that adversely affects Transition Property or the the True-Up Adjustments), by the PUCT in any way related to the Transition Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised Transition Charges and the scheduled adjustments thereto.

                  (iii) The Servicer shall have no liability whatsoever relating to the calculation of any revised Transition Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume and the Weighted Average Days Outstanding, write-offs and estimated expenses and fees of the Note Issuer, so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Note generally, except only to the extent that the Servicer is liable under Section 6.02.

                  (b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

                  SECTION 4.03 Monitoring of Third-Party Collectors. From time to time, until the Retirement of the Notes, the Servicer shall, in accordance with the Servicing Standard, implement such procedures and policies as are necessary to ensure that the obligations of all Third-Party Collectors to remit TC Payments are properly enforced in accordance with the terms and provisions of the Tariffs, and any other applicable PUCT Regulations in effect from time to time. Such procedures and policies shall include the following:

                  (a) Maintenance of Records and Information. In addition to any actions required by PUCT Regulations or other applicable law, the Servicer shall:

                           (i)   maintain    adequate   records   for   promptly
                  identifying and contacting each such Third-Party Collector (including any Applicable REP);

                           (ii) maintain records of end-user Customers which are
                  billed by Applicable REPs to permit prompt transfer of billing responsibilities in the event of default by such Applicable REPs;

                           (iii)   maintain   adequate   records  for  enforcing
                  compliance with all REP Deposit Requirements; and

                           [Others to be determined].

         The  Servicer  shall  update  the  records   described  above  no  less
frequently than [quarterly].

                  (b) Monitoring of Performance and Payment. In addition to any actions required by PUCT Regulations or other applicable law, the Servicer shall undertake to do the following:

                           (i) The  Servicer  shall  require each REP to pay all
                  Transition Charges billed to such REP in accordance with the provisions of the Initial Tariff and each Subsequent Tariff (whether or not disputed). The Servicer shall monitor compliance by each REP with all REP Remittance Requirements and take prompt action to enforce such requirements.

                           (ii) The Servicer shall, consistent with its customary billing practices, bill each REP who provides consolidated billing to end-user Customers for all Transition Charges owed by such end-user Customers no less frequently then the billing cycle otherwise applicable to such end-user Customers.

                           [Others to be determined]

                  (c) Enforcement. The Servicer shall, in accordance with the terms of the Initial Tariff and each Subsequent Tariff, ensure that each REP remits all TC Payments which it is obligated to remit to the Servicer. In the event of any default by any REP, the Servicer shall enforce all rights set forth in, and take all other steps permitted by, the Initial Tariff or any Subsequent Tariff or other PUCT Regulations as it determines, in accordance with the Servicing Standard, are reasonably necessary to ensure the prompt payment of TC Payments by such REP and to preserve the rights of the Holders with respect thereto, including, where appropriate, terminating the right of any REP to bill and collect Transition Charges or petitioning the PUCT to impose such other remedies or penalties as may be available under the circumstances.

                  (d) Credit and Collection Policies.

                           The  Servicer  shall,  to the full  extent  permitted
                  under the Initial Financing Order or any Subsequent Financing Order, as applicable, impose such terms with respect to credit and collection policies applicable to Third-Party Collectors as may be reasonably necessary to prevent the then-current rating of the Notes from being downgraded. The Servicer shall, in accordance with and to the extent permitted by the Utilities Code and the terms of the Initial Financing Order and any Subsequent Financing Order, include and impose the above-described terms in all tariffs filed under the Utilities Code which would allow REPs or other utilities to issue single bills to CPL's Customers which include Transition Charges. The Servicer shall periodically review the need for modified or additional terms based upon, among other things, (i) the relative amount of TC Payments received through REPs relative to the Periodic Billing Requirement, (ii) the historical payment and default experience of each REP and (iii) such other credit and collection policies to which the REPs are subject, and if permitted by applicable law, will set out any such modified or additional terms in a supplemental tariff filed with the PUCT.


                                    ARTICLE V
                             THE TRANSITION PROPERTY

                  SECTION 5.01. Custody of Transition Property Records. To assure uniform quality in servicing the Transition Property and to reduce administrative costs, the Note Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the
Note Issuer and the Indenture Trustee as custodian of any and all documents and records that the Seller shall keep on file, in accordance with its customary procedures, relating to the Transition Property, including copies of any Financing Orders, Issuance Advice Letters, Tariffs and Amendatory Tariffs relating thereto and all documents filed with the PUCT in connection with any True-Up Adjustment and computational records relating thereto (collectively, the "Transition Property Records"), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Note Issuer (or, in the case of the Subsequent Transition Property, will as of the applicable Subsequent Transfer Date be constructively delivered to the Indenture Trustee, as pledgee of the
Note Issuer) with respect to all Transition Property.

                  SECTION 5.02. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall hold the Transition Property Records on behalf of the Note Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Transition Property Records as shall enable the Note Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Note Issuer, the Indenture Trustee and the Rating Agencies any failure on its part to hold the Transition Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Note Issuer or the Indenture Trustee of the Transition Property Records. The Servicer's duties to hold the Transition Property Records on behalf of the Note Issuer and the Indenture Trustee set forth in this Section 5.02, to the extent such Transition Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) no Notes of any Series are Outstanding.

                  (b) Maintenance of and Access to Records. The Servicer shall maintain the Transition Property Records at [_______________] or at such other office as shall be specified to the Note Issuer and the Indenture Trustee by written notice at least 30 days prior to any change in location. The Servicer shall make available for inspection to the Note Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Transition Property Records at such times during normal business hours as the
Note Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with the Servicer's normal operations. Nothing in this
Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any PUCT Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

                  (c) Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Transition Property Records to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

                  (d)  Defending   Transition   Property  Against  Claims.   The
Servicer,  on behalf of the Holders,  shall  institute  any action or proceeding necessary to compel performance by the PUCT or the State of Texas of any of their respective obligations or duties under the Securitization Law, any Financing Order, any Issuance Advice Letter, True-Up Adjustment, any Tariff or any Amendatory Tariff and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to or judicial invalidation of the Securitization Law or any Financing Order or the rights of holders of Transition Property by legislative enactment, voter initiative or constitutional amendment that would be materially adverse to Holders. The costs of any such action shall be payable from TC Collections as Operating Expenses in accordance with the priorities set forth in Section 8.02(d) of the Indenture. The Servicer's obligations pursuant to this Section 5.02 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to
Section 8.02(d) of the Indenture may be delayed (it being understood that the Servicer may be required to advance its own funds to satisfy its obligations hereunder).

                  SECTION 5.03. Instructions; Authority to Act. For so long as any Notes remain Outstanding, the Servicer shall be deemed to have received proper instructions with respect to the Transition Property Records upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

                  SECTION 5.04. Custodian's Indemnification. The Servicer as custodian shall indemnify the Note Issuer, the Independent Managers and the Indenture Trustee (for itself and for the benefit of the Noteholders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, "Losses") that may be imposed on, incurred by or asserted against each such Person as the result of any negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Transition Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Note Issuer, the Independent Managers or the Indenture Trustee, as the case may be.

                  Indemnification under this Section shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney's fees and expenses).

                  SECTION 5.05. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section. If any Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 7.01, the appointment of such Servicer as custodian shall be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25 percent of the Outstanding Amount of the Notes of all Series in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 7.01. Additionally, if not sooner terminated as provided above, the Servicer's obligations as Custodian shall terminate one year and one day after the date on which no Notes of any Series are Outstanding.


                                   ARTICLE VI
                                  THE SERVICER

                  SECTION 6.01. Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the Closing Date, as of each Subsequent Transfer Date relating to the sale of Subsequent Transition Property, and as of such other dates as expressly provided in this
Section 6.01, on which the Note Issuer and the Indenture Trustee are deemed to have relied in entering into this Agreement relating to the servicing of the Transition Property. The representations and warranties shall survive the execution and delivery of this Agreement and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (a) Organization and Good Standing. The Servicer is duly organized and validly existing and is in good standing under the laws of the state of its organization, with the requisite corporate or other power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the requisite power, authority and legal right to service the Transition Property and to hold the Transition Property Records as custodian.

                  (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Transition Property as required by this Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues or properties or materially adversely affect the servicing of the Transition Property).

                  (c) Power and Authority. The Servicer has the requisite corporate or other power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Servicer order its organizational or governing documents and laws.

                  (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organization and documents of the Servicer, or any material indenture, agreement or other instrument to which the Servicer is a party or by which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties, so as to adversely affect the Servicer's ability to perform its obligations under this Agreement Holders.

                  (f) No Proceedings. [Except as set forth on Schedule 6.01(f)], there are no proceedings or investigations pending or, to the Servicer's knowledge, threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Note Issuer or, to the Servicer's knowledge, any other Person: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Notes or (iv) relating to the Servicer and which could reasonably be expected to adversely affect the federal income tax or state income or franchise tax attributes of the Notes as debt.

                  (g) Approvals. No approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made and those that the Servicer is required to make in the future pursuant to Article IV.

                  (h) Reports and Certificates. Each report and certificate delivered in connection with an Issuance Advice Letter will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance.

                  SECTION 6.02.  Indemnities of Servicer; Release of Claims.
                  (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

                  (b) The Servicer shall indemnify the Note Issuer, the Indenture Trustee (for itself and for the benefit of the Noteholders) and the Independent Managers and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses imposed on, incurred by any such Person as a result of (i) the Servicer's willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement or its reckless disregard of its obligations and duties under this Agreement, or
(ii) the Servicer's breach in any material respect of any of its representations and warranties contained in this Agreement except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person in any of the Basic Documents that gives rise to the Servicer's breach.

                  (c) For purposes of Section 6.02(b), in the event of the termination of the rights and obligations of CPL (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

                  (d) Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or any Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney's fees and expenses).

                  (e) Except to the extent expressly provided in this Agreement or the other Basic Documents (including the Servicer's claims with respect to the Servicing Fee, reimbursement for any Excess Remittance, reimbursement for costs incurred pursuant to Section 5.02 (d) and the payment of the purchase price of Transition Property), the Servicer hereby releases and discharges the
Note Issuer, the Independent Managers, and the Indenture Trustee and each of their respective officers, directors and agents (collectively, the "Released Parties") from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Transition Property or the Servicer's activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

                  SECTION 6.03. Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) into which the Servicer may be merge, converted d or consolidated and which, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party and which (c) that may succeed to the properties and assets of the Servicer and which (d) which results from the division of the Servicer into two or more Persons and which (e) which otherwise succeeds to the major part of the electric transmission and distribution business of the Servicer (or, if transmission and distribution are not provided by a single entity, which provides wire service directly to customers taking service at facilities, premises or loads located in CPL's certificated service area as it existed on May 1, 1999), which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Note Issuer, conversion, and the Indenture Trustee and each Rating Agency an Officer's Certificate and an Opinion of Counsel stating that such consolidation, merger, division or succession and such agreement of assumption complies with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Note Issuer and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the PUCT pursuant to the Securitization Law, have been executed and filed that are necessary to fully preserve and protect the interests of the Note Issuer in the Transition Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests and (iv) the Servicer shall have given the Rating Agencies prior written notice of such transaction. When any Person (or more than one Person) acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor, by merger, conversion, consolidation, sale, transfer, lease or otherwise, to the electric transmission and distribution business of the Servicer (or, if transmission and distribution are not provided by a single entity, provides wire service directly to customers taking servcices at facilities, premises or loads located in CPL's Certificated Service area as it existed on May 1, 1999) in accordance with the terms of this Section 6.03, then upon satisfaction of all of the other conditions of this Section, the Servicer shall automatically and without further notice be released from all its obligations hereunder.

                  SECTION 6.04. Limitation on Liability of Servicer and Others. Except as otherwise provided under this Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Note Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Indenture Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

                  Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Transition Property.

                  SECTION 6.05. CPL Not to Resign as Servicer. Subject to the provisions of Section 6.03, CPL shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement unless either (a) the Servicer determines that the performance of its duties under this Agreement shall no longer be permissible under applicable law or (b) satisfaction of the following: (i) the Rating Agency Condition shall have been satisfied except that with respect to Moody's it shall be sufficient to provide ten days' prior notice and (ii) to the extent required under any Financing Order, the PUCT shall have approved such resignation. Notice of any such determination permitting the resignation of CPL shall be communicated to the Note Issuer, the Indenture Trustee and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination that the performance of CPL's duties under this Agreement shall no longer be permissible under applicable law shall be evidenced by an Opinion of Counsel to such effect delivered by CPL to the Note Issuer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of CPL in accordance with Section 7.02.

                  SECTION 6.06. Servicing Compensation. (a) In consideration for its services hereunder, until the Retirement of the Notes, the Servicer shall receive a fee (the "Servicing Fee") payable semi-annually on each Payment Date in an amount equal to (i) $0.05% of the aggregate initial principal amount of all Outstanding Series of Notes for so long as CPL or an Affiliate of CPL is the Servicer or Transition Charges are included in amounts on Bills otherwise sent by the Servicer to REPs or Customers, as applicable, for amounts owed to the Servicer on its own account or (ii) $0.60% of the aggregate initial principal amount of all Outstanding Series of Notes if Transition Charges are not included in amounts on Bills otherwise sent by the Servicer to Customers for amounts owed to the Servicer on its own account but, instead, are billed separately to Customers. So long as CPL or an affiliate thereof remains as Servicer, the Servicer shall not cause Transition Charges to be billed separately to Customers or REPs from amounts owed to the Servicer on its own account. The Servicer also shall be entitled to retain as additional compensation (i) any interest earnings on TC Payments received by the Servicer and invested by the Servicer during each Collection Period prior to remittance to the Collection Account and (ii) all late payment charges, if any, collected from Customers or REPs.

                  (b) The Servicing Fee set forth in Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(d) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date should be added to the Servicing Fee payable on the subsequent Payment Date.

                  (c) Except as expressly provided elsewhere in this Agreement, the Servicer shall be required to pay from its own account expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer (other than taxes based on the Servicer's net income) and any expenses incurred in connection with reports to Holders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.

                  SECTION 6.07. Compliance with Applicable Law. The Servicer covenants and agrees, in servicing the Transition Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to such Transition Property the noncompliance with which would have a material adverse effect on the value of the Transition Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

                  SECTION 6.08. Access to Certain Records and Information Regarding Transition Property. The Servicer shall provide to the Holders and the Indenture Trustee access to the Transition Property Records in such cases where the Holders and the Indenture Trustee shall be required by applicable law to be provided access to such records. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law (including any PUCT Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section.

                  SECTION 6.09. Appointments. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that, unless such Person is an Affiliate of CPL, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Transition Property; and provided further, however, that nothing herein (including the Rating Agency Condition) shall preclude the execution by the Servicer of an REP Service Agreement with any REP pursuant to applicable PUCT Regulations. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the
Note Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

                  SECTION 6.10. No Servicer Advances. The Servicer shall not make any advances of interest or principal on the Notes.

                  SECTION 6.11. Remittances. (a) Subject to clause (b) below, on each Servicer Business Day, commencing [35] days after the Closing Date, the Servicer shall remit to the General Subaccount of the Collection Account the total TC Payments estimated to have been received by the Servicer from or on behalf of Customers on the second preceding Servicer Business Day in respect of all previously billed Transition Charges (the "Daily Remittance"), which Daily Remittance may be calculated according to the procedures set forth in Annex I. Prior to each remittance to the General Subaccount of the Collection Account pursuant to this Section, the Servicer shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted).

                  (b) Notwithstanding the foregoing clause (a), unless a Servicer Default has occurred and is continuing, during any period in which the Servicer maintains a long-term rating of at least A or its equivalent or the Rating Agency Condition is otherwise satisfied, the Servicer shall no longer be required to make Daily Remittances and, in lieu thereof, the Servicer shall, on each Monthly Remittance Date, remit the Aggregate Remittance Amount for the applicable Collection Period to the General Subaccount of the Collection Account. All such remittances shall be made by wire transfer of immediately available funds.

                  (c) The Servicer agrees and acknowledges that it holds all TC Payments collected by it for the benefit of the Note Issuer and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section without any surcharge, fee, offset, charge or other deduction except (i) as set forth in clause (b) above or clause (d) below and (ii) for late fees permitted by Section 6.06. The Servicer further agrees not to make any claim to reduce its obligation to remit all TC Payments collected by it in accordance with this Agreement except (i) as set forth in clause (b) above or clause (d) below and (ii) for late fees permitted by Section 6.06.

                  (d) On or before each [ _________] commencing [ _______] 2001, the Servicer shall calculate the amount of any Remittance Shortfall or Excess Remittance for the prior Reconciliation Period and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental remittance to the General Subaccount of the Collection Account within two Servicer Business Days, or, if monthly remittances are permitted under Section 6.11(b), then on the next Monthly Remittance Date in the amount of such Remittance Shortfall, or (B) if an Excess Remittance exists, the Servicer shall be entitled either (i) to reduce the amount of each Daily Remittance (or, if monthly remittances are permitted under Section 6.11(b), each Aggregate Remittance Amount) which the Servicer subsequently remits to the General Subaccount of the Collection Account for application to the amount of such Excess Remittance until the balance of such Excess Remittance has been reduced to zero, the amount of such reduction becoming the property of the Servicer or (ii) so long as such withdrawal would not cause the amounts on deposit in the General Subaccount or the Reserve Subaccount to be insufficient for the payment of the next installment of interest on the Notes, to be paid immediately from the General Subaccount or the Reserve Subaccount the amount of such Excess Remittance, such payment becoming the property of the Servicer. If there is a Remittance Shortfall, the amount which the Servicer remits to the General Subaccount of the Collection Account on the relevant date set forth above shall be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer's own funds.

                  (e) Unless otherwise directed to do so by the Note Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in the Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

                  SECTION 6.12. Maintenance of Operations. Subject to Section 6.03, CPL agrees to continue to operate its electric transmission and distribution system to provide service (or, if transmission and distribution are split, to provide wire service directly to its customers) so long as it is acting as the Servicer under this Agreement.


                                   ARTICLE VII
                                     DEFAULT

                  SECTION 7.01. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to remit to the Collection Account on behalf of the Note Issuer any required remittance that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Note Issuer or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

                  (b) any failure on the part of the Servicer or, so long as the Servicer is CPL or an affiliate thereof, any failure on the part of CPL, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or CPL, as the case may be, set forth in this Agreement or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of [60] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given
         (A) to the  Servicer  or CPL, as the case may be, by the Note Issuer or
         (B) to the Servicer or CPL, as the case may be, by the Indenture Trustee or by the Holders of Notes evidencing not less than [25] percent of the Outstanding Amount of the Notes of all Series; or

                  (c) any representation or warranty made by the Servicer in this Agreement shall prove to have been incorrect in any material respect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of [60] days after the date on which written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer by the
         Note Issuer or the Indenture Trustee; or

                  (d) an Insolvency Event occurs with respect to the Servicer or CPL;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes of all Series, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders) (a "Termination Notice") may terminate all the rights and obligations (other than the obligations set forth in Section 6.02) of the Servicer under this Agreement. In addition, upon a Servicer Default described in
Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Securitization Law (or any of their representatives) shall be entitled to apply to the district court of Travis County for sequestration and payment of revenues arising with respect to the Transition Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Transition Property, the Transition Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under
Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Transition Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Note Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all Transition Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Transition Property or the Transition Charges. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with transferring the Transition Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

                  SECTION 7.02. Appointment of Successor. (a) Upon the Servicer's receipt of a Termination Notice pursuant to Section 7.01 or the Servicer's resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer's termination hereunder, the Note Issuer shall appoint a successor Servicer with the Indenture Trustee's prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Note Issuer and provide prompt written notice of such assumption to the Indenture Trustee and the Rating Agencies. If within 30 days after the delivery of the Termination Notice, the Note Issuer shall not have obtained such a new Servicer, the Indenture Trustee may petition the PUCT or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted under PUCT Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied and (iii) such Person enters into a servicing agreement with the Note Issuer having substantially the same provisions as this Agreement.

                  (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

                  SECTION 7.03. Waiver of Past Defaults. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes of all Series may, on behalf of all Holders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                  SECTION 7.04. Notice of Servicer Default. The Servicer shall deliver to the Note Issuer, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01(a) or (b).


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

                  SECTION 8.01. Amendment. (a) This Agreement may be amended in writing by the Servicer and the Note Issuer with five Business Days' prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee (which consent shall not be unreasonably withheld), but without the consent of any of the Holders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; provided, however, that such action shall not, as evidenced by an Officer's Certificate delivered to the Note Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder.

                  This Agreement may also be amended in writing from time to time by the Servicer and the Note Issuer with five Business Days' prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee (which consent shall not be unreasonably withheld) and the prior written consent of the Holders evidencing not less than a majority of the Outstanding Amount of the Notes affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, TC Payments or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes provided, further, that any amendment of the provisions of Sections 4.01 or 4.03 of this Agreement shall satisfy the Rating Agency Condition (except that with respect to Moody's it shall be sufficient to provide ten days prior notice in lieu of satisfying such condition).

                  It shall not be necessary for the consent of Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

                  Prior to its consent to any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties, indemnities or immunities under this Agreement or otherwise.

                  (b) Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement, the Servicer and the Note Issuer may amend Annex I to this Agreement in writing with prior written notice given to the Indenture Trustee and the Rating Agencies, but without the consent of the Indenture Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer's method of calculating TC Payments received as a result of changes to the Servicer's current computerized customer information system, including changes which would replace the remittances contemplated by the estimation procedures set forth in Annex I with remittances of TC Collections determined to have been actually received; provided that any such amendment shall not have a material adverse effect on the Holders of then Outstanding Notes.

                  SECTION 8.02. Maintenance of Accounts and Records. (a) The Servicer shall maintain accounts and records as to the Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between TC Payments received by the Servicer and TC Collections from time to time deposited in the Collection Account.

                  (b) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer's normal operations, to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Transition Property and the Transition Charges. Nothing in this Section 8.02(b) shall affect the obligation of the
Servicer to observe any applicable law (including any PUCT Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

                  SECTION 8.03. Notices. Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Servicer, the
Note Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission, (a) in the case of the Servicer, to Central Power and Light Company c/o Central and South West Corporation, at 1616 Woodall Rogers Freeway, Dallas, Texas 75202, Attention of Treasurer, telephone:(214) 777-1000, facsimile: (214) 777-1223 (b) in the case of the Note Issuer to CPL Transition Funding LLC, at 1616 Woodall Rogers Freeway, Dallas, Texas 75202, Attention of ___________, telephone: ____________, facsimile:_____________, (c) in the case of the  Indenture  Trustee,  to it at the  Corporate  Trust  Office,  telephone:
____________, facsimile:_____________, (d) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, telephone: (212) 553-3686, facsimile: (212) 553-0573, (e) in the case of S&P, to Standard & Poor's, 55 Water Street, 40th Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department, telephone: (212) 438-2000, facsimile: (212) 438-2665, (f) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, NY 10004, Attention of ABS Surveillance, telephone: (212) 908-0500, facsimile: (212) 908-0355, (g) in the case of Duff & Phelps, to Duff & Phelps Credit Rating Co., 17 State Street, 12th Floor, New York, NY 10004, Attention of Asset-Backed Monitoring Group, telephone:
____________, facsimile:_____________, or (h) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                  SECTION 8.04. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

                  SECTION 8.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer and the Note Issuer and, to the extent provided herein or in the Basic Documents, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Transition Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 8.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 8.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 8.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 8.09. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 8.10. Assignment to Indenture Trustee. The Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Note Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Holders of any or all of the Note Issuer's rights hereunder.

                  SECTION 8.11. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer shall not, prior to the date which is one year and one day after the termination of the Indenture with respect to the Note Issuer, acquiesce, petition or otherwise invoke or cause the Note Issuer to invoke or join with them in provoking the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Note Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Issuer or any substantial part of the property of the Note Issuer or ordering dissolution, the winding up or liquidation of the affairs of the Note Issuer.

                  SECTION 8.12. Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Holders, in the exercise of the powers and authority conferred and vested in it.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                         CPL TRANSITION FUNDING LLC


                                         By:  _________________________________,
                                                       as Manager
                                         Name:


                                         CENTRAL POWER AND LIGHT COMPANY


                                         By:  _________________________________
                                         Name:
                                         Title:


Acknowledged and Accepted:
---------------------------,
as Indenture Trustee

By:  _______________________
         Name:
         Title:

                                    EXHIBIT A
                             to Transition Property
                               Servicing Agreement

                         MONTHLY SERVICER'S CERTIFICATE

                                    EXHIBIT B
                             to Transition Property
                               Servicing Agreement

                            CERTIFICATE OF COMPLIANCE


                  The undersigned hereby certifies that he/she is the duly elected and acting _________________ of [NAME OF SERVICER], as servicer (the "Servicer") under the Transition Property Servicing Agreement dated as of [__________], 2000 (the "Servicing Agreement") between the Servicer and CPL Transition Funding LLC (the "Note Issuer") and further that:

                  1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended [June 30], [ ] has been made under the supervision of the undersigned pursuant to
Section 3.03 of the Servicing Agreement; and

                  2. To the best of the undersigned's knowledge, based on such review, the Servicer has fulfilled all of its material obligations in all material respects under the Servicing Agreement throughout the twelve months ended [June 30],[ _____], except for those material defaults in the fulfillment of material obligations listed on Annex A hereto.

                  Executed as of this  ______________ day of  _________________,
____.

                                 [NAME OF SERVICER]


                        By: ____________________________
                                      Name:
                                     Title:

                                     ANNEX A
                          to Certificate of Compliance

                            LIST OF SERVICER DEFAULTS

The following material defaults known to the undersigned occurred during the year ended [June 30], [________]:

         Nature of Default                  Status

                                    EXHIBIT C
                             to Transition Property
                               Servicing Agreement


                        FORM OF ANNUAL TRUE-UP MECHANISM
                                  ADVICE LETTER

                                    EXHIBIT D
                             to Transition Property
                               Servicing Agreement

                 FORM OF INTERIM TRUE-UP MECHANISM ADVICE LETTER

                                    EXHIBIT E
                             to Transition Property
                               Servicing Agreement

                             SERVICER'S CERTIFICATE

                                SCHEDULE 4.01(a)
                             to Transition Property
                               Servicing Agreement



                         EXPECTED AMORTIZATION SCHEDULE

                                     ANNEX I
                             to Transition Property
                               Servicing Agreement

                                    ANNEX II
                             to Transition Property
                               Servicing Agreement